Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2020 Fourth Quarter and Year-End Results

PHOENIX, ARIZ. - November 18, 2020 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2020 fourth quarter and full year ended September 30, 2020.

•Fourth quarter net income was $6.5 million, up 17.8% from prior year period, while net income for the year was $8.0 million compared to a net loss in the prior year of $7.9 million.
•Available liquidity of $114.9 million as of the end of the fourth quarter, an increase of $23 million versus the end of the prior quarter. Includes unrestricted cash, cash equivalents, and short-term held-to-maturity securities.
•Started 5,772 new students in the fourth quarter, which increased 1.1% versus the prior year on a comparable basis1. Year over year start growth from August 31st through September 30th was 14.8%.
•UTI expects double-digit growth in new student starts, revenue, adjusted EBITDA, net income, and adjusted free cash flow during fiscal year 2021.

“In fiscal 2020, UTI’s team demonstrated the very best of the human spirit as they guided the company, our students and industry partners through the most challenging environment imaginable,” said Jerome Grant, UTI’s Chief Executive Officer. “Through hard work and new and innovative approaches, including the introduction of our blended learning model, all 12 UTI campuses across eight states re-opened by the beginning of July and have remained fully operational ever since. Our business continues to gather momentum despite the challenging environment, and our focus, as always, remains on delivering strong outcomes for our students. This outcome-based student-centered approach lies at the heart of UTI’s unique value proposition and, for the past five decades, it has set us apart.

“I’m excited about the trends in our business and remain even more optimistic about the path forward as we look to accelerate our growth and diversify our business model, supported by our strong balance sheet. In the coming year, we will continue to demonstrate our ability to adapt to changes in the economic and political environment. At the same time, we expect to pursue organic and in-organic growth opportunities, allowing us to be flexible in terms of timing and capital allocation. We plan to share more about these opportunities and our work to strengthen and advance the UTI business model in the months ahead,” said Grant.

Financial Results for the Three-Month Period Ended September 30, 2020 Compared to 2019

•New student starts increased 1.1% on a comparable basis1 but were down 10.3% when including the July 1, 2019 start date. Additionally, new student starts from the August 31, 2020 start date through the September 28, 2020 start date, increased 14.8% versus the comparable prior year period.
•Revenues decreased 12.9% to $76.3 million, compared to $87.7 million, which includes the deferral of $6.1 million of revenue related to the timing of completion of student make-up labs, as well as overall lower average revenue per student driven by the pace in which students are progressing through their programs due to the impacts of COVID-19.
•Operating expenses decreased 14.7% to $70.2 million, compared to $82.2 million. The decrease was primarily attributable to cost management initiatives resulting in lower headcount and related compensation and benefits expense, as well as lower occupancy, depreciation, travel and other expenses.
•Operating income was $6.2 million, compared to an operating loss of $5.4 million.
•Net income was $6.5 million, compared to $5.5 million. Basic and diluted earnings per share (EPS) were $0.10 and $0.09, respectively.
•Adjusted operating income* was $6.3 million, compared to $5.8 million.
•Adjusted EBITDA* was $9.7 million, compared to $10.4 million.

Financial Results for the Year Ended September 30, 2020 Compared to 2019

•New student starts were down 2.4%, excluding the Norwood, MA campus. New student starts grew year over year in three of the four quarters during the fiscal year and have grown in eight of the last nine fiscal quarters.
•Revenues decreased 9.3% to $300.8 million, compared to $331.5 million, which includes the deferral of $6.1 million of revenue related to the timing of completion of student make-up labs, as well as overall lower average revenue per student driven by the pace in which students are progressing through their programs and lower average students due to the impacts of COVID-19.
•Operating expenses decreased 10.2% to $304.6 million, compared to $339.3 million, primarily as a result of cost management initiatives and the impacts of the COVID-19 pandemic. Additionally, fiscal 2020 included $1.5 million of severance cost related to the CEO transition, while fiscal 2019 included a $4.0 million consultant termination fee expense.
•Operating loss was $3.9 million, compared to $7.8 million.
•Net income was $8.0 million, compared to a net loss of $7.9 million, and includes a $10.7 million tax benefit resulting from the application of revised net operating loss carryback regulations from the CARES Act. Basic and diluted EPS were $0.05.
•Adjusted operating income* was $0.9 million, compared to a loss of $1.7 million.
•Adjusted EBITDA* was $14.0 million, compared to $17.0 million.
•Cash flow provided by operating activities was $11.0 million, compared to $21.7 million.
•Adjusted free cash flow* was $4.3 million, compared to $20.7 million.

*See “Use of Non-GAAP Financial Information” below.

“We exited fiscal 2020 with more active students than we had at the end of fiscal 2019, driven by the significant acceleration of new student starts throughout the fourth quarter as well as by students who are continuing to progress through the curriculum and were delayed due to COVID,” said Troy Anderson, UTI’s Chief Financial Officer. “Approximately 1,900 students graduated during the fourth quarter, and as of the completion of the most recent course rotation, 78 percent of students are fully current with their hands-on labs, versus 40 percent at the time of our last earnings announcement, while the percentage of students exclusively participating online fell from 13 percent to 3 percent.

Student Metrics

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Total starts	5,772	6,437(1)	11,283	11,652
Total starts (excluding Norwood, MA)	5,772	6,437(1)	11,283	11,562
Average undergraduate full-time student enrollment	11,251	10,933	10,462	10,674
End of period undergraduate full-time student enrollment	12,524	12,363	12,524	12,363

(1) Includes 725 starts on July 1, 2019. The comparable view excludes this start as the similar start for fiscal 2020 occurred in the third quarter on June 29, 2020.

Fiscal 2021 Financial Outlook

“The growth acceleration we saw at the end of fiscal 2020 has so far continued into this fiscal year. We have seen double-digit growth in new student starts for the first quarter and in the number of students scheduled to start in the first and second quarters compared to the same time last year. We are also seeing measurable show rate improvement versus the comparable prior year pre-COVID period,” Anderson said. “These trends, along with continued progress on lab make-ups, heavy top-of-the-funnel demand, and ongoing cost efficiency opportunities give us confidence about our expected performance in fiscal 2021. Despite potential uncertainties with the COVID pandemic, we feel it is important to establish guidance for the fiscal year, where we expect to see growth across all of our key metrics including student starts, revenue, adjusted EBITDA*, and adjusted free cash flow*, and to deliver positive net income for the second consecutive year.”

($ in millions)	FY 2020 Actuals	FY 2021 Guidance
New student start growth (decline)	(2.4)%(2)	10.0% - 15.0%
Revenue growth	(9.3)%	10.0% - 15.0%
Net income	$8.0	$14.0 - $19.0
Adjusted EBITDA	$14.0	$30.0 - $35.0
Adjusted free cash flow(3)	$4.3	$20.0 - $25.0

(2) Excludes Norwood, MA.
(3) Includes $9.3 million of capex for FY2020 and $15 to $20 million of capex for FY2021. The FY2021 capex assumes incremental investments for new welding programs launching during the fiscal year, online curriculum enhancements and campus optimization efforts, in addition to a consistent level of annual maintenance capex and certain projects deferred from FY2020.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2020 fourth quarter ended September 30, 2020, on Wednesday, November 18, 2020, at 1:30 p.m. PT (4:30 p.m. ET).

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for 90 days at https://investor.uti.edu or the telephone replay can be accessed through December 2, 2020, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 10149609.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), UTI also discloses certain non-GAAP financial information in this press release and the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. UTI discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, UTI believes that these measures may also help investors compare its performance on a consistent basis across time periods.

Adjusted EBITDA

UTI defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Operating Income (Loss)

UTI defines adjusted operating income (loss) as income (loss) from operations, adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring cash operating expenses.

Adjusted Free Cash Flow

UTI defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company's normal recurring operations.

UTI discloses any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes consulting fees incurred as part of the company's transformation initiative, severance expenses due to the CEO transition, startup costs related to the teach out and closure of the Norwood, MA campus. To obtain a complete understanding of UTI's performance, these measures should be examined in connection with net income (loss), operating income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing UTI’s financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss), operating income (loss) or net cash provided by (used in) operating activities as a measure of UTI's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements which address UTI’s expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI’s belief that it is taking steps to address costs, efficiencies and working capital management; (2) UTI’s ability to maintain open campuses during the global pandemic and complete curriculum with in-person labs; (3) UTI’s belief that it is taking steps to drive its next phase of organic and inorganic growth; (4) UTI’s focus on offering a blended curriculum to provide students training for job skills that are in high demand; (5) UTI’s commitment to delivering the next phase of profitable growth and generating positive returns for all stakeholders; (6) UTI’s expectation for year-over-year annual growth; (7) UTI’s expectation for normal seasonality; (8) UTI’s focus on continuing to fuel long-term growth and investing in opening more welding programs that will drive incremental growth over the next two fiscal years; and (9) UTI’s expectations for new student start growth, average student population growth, revenue, operating expenses, operating income (loss), adjusted operating income (loss), net income, adjusted EBITDA, operating cash flow, adjusted free cash flow, and capital expenditures for fiscal 2021. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI’s control. UTI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI's actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs UTI offers, increased investment in management and capital resources, the effectiveness of UTI student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in UTI's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by UTI in this press release and the related conference call are based only on information currently available to UTI and speak only as of the date on which it is made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute (UTI) uses its website (https://www.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.
With more than 220,000 graduates in its 55-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation's leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Phoenix, Arizona.

For more information, visit www.uti.edu. Like UTI on www.facebook.com/UTI or follow UTI on Twitter @UTITweet, @MMITweet, and @NASCARTechUTI.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Investor Relations Contact:
Robert Winters or Wyatt Turk
Alpha IR Group
(312) 445-2870
UTI@alpha-ir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues	$76,327	$87,666	$300,761	$331,504
Operating expenses:
Educational services and facilities	37,671	43,924	155,932	178,317
Selling, general and administrative	32,503	38,304	148,700	160,989
Total operating expenses	70,174	82,228	304,632	339,306
Income (loss) from operations	6,153	5,438	(3,871)	(7,802)
Other income (expense):
Interest income	251	338	1,152	1,491
Interest expense	(5)	(796)	(10)	(3,220)
Equity in earnings of unconsolidated affiliate	—	101	—	399
Other income	148	346	135	1,467
Total other income (expense), net	394	(11)	1,277	137
Income (loss) before income taxes	6,547	5,427	(2,594)	(7,665)
Income tax (expense) benefit	(97)	50	10,602	(203)
Net income (loss)	$6,450	$5,477	$8,008	$(7,868)
Preferred stock dividends	1,323	1,323	5,264	5,250
Income (loss) available for distribution	$5,127	$4,154	$2,744	$(13,118)

Earnings per share:
Net income (loss) per share - basic	$0.10	$0.09	$0.05	$(0.52)
Net income (loss) per share - diluted	$0.09	$0.09	$0.05	$(0.52)

Weighted average number of shares outstanding:
Basic	32,616	25,523	29,812	25,438
Diluted	32,973	26,106	30,113	25,438

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	September 30, 2020	September 30, 2019
Assets
Cash and cash equivalents	$76,803	$65,442
Restricted cash	12,116	15,113
Held-to-maturity investments	38,055	—
Receivables, net	35,411	17,937
Notes receivable, current portion	5,184	5,227
Prepaid expenses	6,121	7,054
Other current assets	6,489	7,331
Total current assets	180,179	118,104
Property and equipment, net	72,743	104,126
Goodwill	8,222	8,222
Right-of-use assets for operating leases	144,663	—
Notes receivable, less current portion	27,609	29,852
Other assets	8,565	10,222
Total assets	$441,981	$270,526

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$51,891	$45,878
Deferred revenue	40,694	42,886
Accrued tool sets	3,148	2,586
Operating lease liability, current portion	23,666	—
Financing obligation, current portion	—	1,554
Other current liabilities	2,241	3,940
Total current liabilities	121,640	96,844
Operating lease liability	134,089	—
Deferred tax liabilities, net	674	329
Deferred rent liability	—	10,326
Financing obligation	—	39,161
Other liabilities	9,056	9,578
Total liabilities	265,459	156,238
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 32,730 and 32,499 shares issued, and 32,647 and 25,634 shares outstanding as of September 30, 2020 and 2019, respectively	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 700 shares of Series A Convertible Preferred Stock issued and outstanding as of September 30, 2020 and 2019, liquidation preference of $100 per share	—	—
Paid-in capital - common	141,002	187,493
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 82 and 6,865 shares as of September 30, 2020 and 2019, respectively	(365)	(97,388)
Retained deficit	(32,971)	(44,673)
Total shareholders’ equity	176,522	114,288
Total liabilities and shareholders’ equity	$441,981	$270,526

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Twelve Months Ended Sept. 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$8,008	$(7,868)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,804	13,222
Amortization of assets subject to financing obligation	—	2,682
Amortization of right-of-use assets for operating leases	24,273	—
Bad debt expense	1,767	1,166
Stock-based compensation	2,077	1,390
Deferred income taxes	345	—
Equity in earnings of unconsolidated affiliate	—	(399)
Training equipment credits earned, net	541	302
Other (gains) losses, net	(52)	561
Changes in assets and liabilities:
Receivables	(13,749)	(1,483)
Notes receivable	2,286	1,298
Prepaid expenses and other current assets	(1,016)	3,157
Other assets	(76)	1,016
Accounts payable and accrued expenses	7,020	2,942
Deferred revenue	(2,192)	4,650
Income tax (receivable) payable	(6,989)	166
Accrued tool sets and other current liabilities	1,863	300
Deferred rent liability	—	(1,677)
Operating lease liability	(25,617)	—
Other liabilities	739	321
Net cash provided by operating activities	11,032	21,746
Cash flows from investing activities:
Purchase of property and equipment	(9,262)	(6,453)
Proceeds from disposal of property and equipment	64	34
Purchase of held-to-maturity investments	(69,678)	—
Proceeds received upon maturity of investments	31,289	—
Proceeds from life insurance policy	1,566	—
Return of capital contribution from unconsolidated affiliate	261	267
Net cash used in investing activities	(45,760)	(6,152)
Cash flows from financing activities:
Proceeds from equity offering	49,153	—
Payment of preferred stock cash dividend	(5,264)	(5,250)
Payment of financing obligation and finance leases	(99)	(1,319)
Payment of payroll taxes on stock-based compensation through shares withheld	(698)	(629)
Net cash provided by (used in) financing activities	43,092	(7,198)
Change in cash, cash equivalents and restricted cash	8,364	8,396
Cash and cash equivalents, beginning of period	65,442	58,104
Restricted cash, beginning of period	15,113	14,055
Cash, cash equivalents and restricted cash, beginning of period	80,555	72,159
Cash and cash equivalents, end of period	76,803	65,442
Restricted cash, end of period	12,116	15,113
Cash, cash equivalents and restricted cash, end of period	$88,919	$80,555

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss), as reported	$6,450	$5,477	$8,008	$(7,868)
Interest (income) expense, net	(246)	458	(1,142)	1,729
Income tax expense (benefit)	97	(50)	(10,602)	203
Depreciation and amortization	3,319	4,268	13,150	17,291
EBITDA	$9,620	$10,153	$9,414	$11,355
Non-recurring consulting fees for transformation initiative	—	—	—	4,224
Severance expense due to CEO transition	—	—	1,531	—
Net restructuring charge for Norwood, MA campus exit	—	48	—	1,433
Norwood, MA campus EBITDA	66	154	3,005	(51)
Adjusted EBITDA, non-GAAP	$9,686	$10,355	$13,950	$16,961

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Adjusted Free Cash Flow

	Twelve Months Ended Sept. 30,
	2020	2019
Net cash provided by operating activities, as reported	$11,032	$21,746
Purchase of property and equipment	(9,262)	(6,453)
Severance payment due to CEO transition	1,218	—
Non-recurring consulting fees for transformation initiative	—	3,950
Cash outflow associated with Norwood, MA campus exit	—	1,362
Cash outflow associated with Norwood, MA campus operating activities	1,302	104
Adjusted free cash flow, non-GAAP	$4,290	$20,709

Reconciliation of Income (Loss) from Operations to Adjusted Operating Income (Loss)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Income (loss) from operations, as reported	$6,153	$5,438	$(3,871)	$(7,802)
Non-recurring consulting fees for transformation initiative	—	—	—	4,224
Severance expense due to CEO transition	—	—	1,531	—
Net restructuring charge for Norwood, MA campus exit	—	48	—	1,433
Norwood, MA campus operating loss	103	266	3,272	419
Adjusted operating income (loss), non-GAAP	$6,256	$5,752	$932	$(1,726)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

Selected Supplemental Financial Information

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Salaries expense	$31,997	$32,877	$128,782	$136,022
Employee benefits and tax	5,289	6,889	23,450	30,102
Bonus expense	(159)	3,957	12,139	11,268
Stock-based compensation	517	(91)	2,077	1,440
Total compensation and related costs	$37,644	$43,632	$166,448	$178,832

Advertising expense	$9,645	$9,748	$39,707	$41,163
Occupancy expense, net of subleases	$9,419	$9,550	$39,783	$36,759
Depreciation and amortization expense	$3,319	$4.268	$13,150	$17,291
Contract service expense	$1,815	$1,761	$7,108	$11,902

Graduate Employment Rate

	Twelve Months Ended Sept. 30,
	2019	2018
Graduate employment rate	84%	86%
Graduates	8,482	8,117
Graduates available for employment	8,065	7,709
Graduates employed	6,763	6,664

The employment calculation is based on all graduates, including those that completed manufacturer specific advanced training programs, from October 1, 2018, to September 30, 2019, and October 1, 2017, to September 30, 2018, respectively, excluding graduates not available for employment because of continuing education, military service, health, incarceration, death or international student status.